Exhibit 21
SUBSIDIARIES OF NISOURCE
as of December 31, 2006

Segment/Subsidiary	State of Incorporation

GAS DISTRIBUTION OPERATIONS

Bay State Gas Company	Massachusetts

Columbia Gas of Kentucky, Inc.	Kentucky

Columbia Gas of Maryland, Inc.	Delaware

Columbia Gas of Ohio, Inc.	Ohio

Columbia Gas of Pennsylvania, Inc.	Pennsylvania

Columbia Gas of Virginia, Inc.	Virginia

Kokomo Gas and Fuel Company	Indiana

Northern Indiana Fuel and Light Company, Inc.	Indiana

Northern Utilities, Inc.	New Hampshire

Northern Indiana Public Service Company*	Indiana

NiSource Retail Services, Inc.	Delaware

ELECTRIC OPERATIONS

Northern Indiana Public Service Company*	Indiana

GAS TRANSMISSION AND STORAGE OPERATIONS

Columbia Gas Transmission Corporation	Delaware

Columbia Gulf Transmission Company	Delaware

Crossroads Pipeline Company	Indiana

Segment/Subsidiary	State of Incorporation

Granite State Gas Transmission, Inc.	New Hampshire

OTHER OPERATIONS

NiSource Energy Technologies, Inc.	Indiana

NiSource Development Company, Inc.	Indiana

Columbia Energy Services Corporation	Kentucky

EnergyUSA, Inc.	Indiana

EnergyUSA-TPC Corp.	Indiana

PEI Holdings, Inc.	Indiana

DISCONTINUED OPERATIONS

IWC Resources Corporation	Indiana

CORPORATE

Columbia Energy Group	Delaware

NiSource Finance Corp.	Indiana

NiSource Capital Markets, Inc.	Indiana

NiSource Corporate Services Company	Delaware

NiSource Insurance Corporation, Limited	Bermuda

*	Reported under Gas Distribution Operations and Electric Operations.

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